PRESS RELEASE
JULY 23, 1997            FOR IMMEDIATE RELEASE
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                         FOR MORE INFORMATION CONTACT:
                         JOHN E. BOWMAN
                         (314) 631-7500

                    RELIANCE FINANCIAL, INC.
                    SETS ANNUAL MEETING DATE

ST. LOUIS, MISSOURI; July 23, 1997--The Board of Directors of Reliance Financial, Inc., the holding company for Reliance Federal Savings and Loan Association of St. Louis County, has established August 21, 1997 as the date for the 1997 Annual Meeting of Stockholders. At the meeting, which will be held at 2:00 p.m. local time at the Company's main office, stockholders will be asked to consider the merger of the Company with Allegiant Bancorp, Inc., a bank holding company based in St. Louis. Stockholders will also consider the election of two directors of the Company and the ratification of auditors.

Stockholders of record as of July 1, 1997 will be entitled to notice of and to vote at the Annual Meeting.

At September 30, 1996, the Company reported total assets of $32.7 million and stockholders' equity of $6.8 million. The Company is a unitary savings and loan holding company whose sole subsidiary is Reliance Federal Savings and Loan Association of St. Louis County. The Company's common stock is traded on the pink sheets under the symbol "RLFN."